Exhibit 99.1

BARINGS BDC, INC. REPORTS FIRST QUARTER 2019 RESULTS,
ANNOUNCES JOINT VENTURE WITH SOUTH CAROLINA
RETIREMENT SYSTEMS GROUP TRUST AND
ANNOUNCES QUARTERLY CASH DIVIDEND OF $0.13 PER SHARE

CHARLOTTE, N.C., May 9, 2019 - Barings BDC, Inc. (NYSE: BBDC) ("Barings BDC" or the "Company") today reported its financial and operating results for the first quarter of 2019, announced that it has entered into a joint venture with South Carolina Retirement Systems Group Trust ("SCRS") and announced that the Company's Board of Directors declared a quarterly cash dividend of $0.13 per share.
Highlights

Income Statement	Three Months Ended March 31, 2019		Three Months Ended December 31, 2018
(dollars in millions, except per share data)	Total Amount	Per Share(1)	Total Amount	Per Share(2)
Net investment income	$8.0	$0.16	$8.2	$0.16
Net realized gains (losses)	$(0.1)	$—	$3.3	$0.06
Net unrealized appreciation (depreciation)	$25.4	$0.50	$(56.0)	$(1.09)
Net increase (decrease) in net assets resulting from operations	$33.2	$0.65	$(42.7)	$(0.83)
Dividends paid		$0.12		$0.10
(1) Based on weighted average shares outstanding during the period of 51,157,646.
(2) Based on weighted average shares outstanding during the period of 51,284,064.

Investment Portfolio and Balance Sheet
(dollars in millions, except per share data)	As of March 31, 2019	As of December 31, 2018
Investment portfolio at fair value	$1,189.4	$1,121.9
Weighted average yield on debt investments, excluding short-term investments (at principal amount)	6.3%	6.2%

Total assets	$1,211.2	$1,167.6
Debt outstanding	$620.0	$570.0
Total net assets (equity)	$584.2	$563.0
Net asset value per share	$11.52	$10.98
Debt-to-equity ratio	1.06	x	1.01x
First Quarter 2019 Results
Commenting on the quarter, Eric Lloyd, Chief Executive Officer, stated, "The beginning of 2019 has been very active for the Company. The Company's share repurchase plan began in the first quarter, which provided $0.02 of accretive value for our shareholders, we closed our first debt securitization and we entered into a joint venture with the State of South Carolina Retirement Systems. In addition, we saw spreads recover in the liquid credit markets and saw improved marks on our broadly-syndicated loan portfolio, as underlying performance at our portfolio companies has remained strong. Origination activity has remained steady and we closed more than $63 million of loans to middle-market obligors in the quarter. In addition, we earned net investment income of $0.16 per share, which exceeded our first quarter dividend by $0.04 per share."

During the three months ended March 31, 2019, the Company reported total investment income of $18.3 million, net investment income of $8.0 million, or $0.16 per share, and a net increase in net assets resulting from operations of $33.2 million, or $0.65 per share. The net increase in net assets resulting from operations was predominately due to $24.5 million in net unrealized appreciation on the Company's current portfolio which was attributable to global risk spread recovery during January and February.
Net asset value ("NAV") per share as of March 31, 2019 was $11.52, as compared to $10.98 as of December 31, 2018. The increase in NAV per share from December 31, 2018 to March 31, 2019 was primarily attributable to net unrealized appreciation on the Company's investment portfolio of approximately $0.50 per share, net investment income exceeding the first quarter dividend by $0.04 per share and the impact of accretive share repurchases of $0.02 per share.
Joint Venture with SCRS
On May 8, 2019, the Company entered into an agreement with SCRS to create and co-manage Jocassee Partners LLC ("Jocassee"), a joint venture, which will invest in a highly diversified asset mix including senior secured, middle-market, private debt investments, syndicated senior secured loans, structured products and real estate debt. The Company and SCRS have committed to initially provide $50.0 million and $500.0 million, respectively, of equity capital to Jocassee. Equity contributions will be called from each member on a pro-rata basis, based on their equity commitments.
"We are extremely pleased to partner with the State of South Carolina Retirement System on this joint venture, which provides meaningful investment capacity in a wide range of asset classes that complements the Barings platform. The South Carolina Retirement System remains a leading investor in the private credit and alternatives categories and we appreciate their partnership with the Company. We look forward to this investment driving attractive risk-adjusted returns for our shareholders," said Jonathan Bock, Chief Financial Officer.
Geoffrey Berg, CIO of the South Carolina Retirement System Investment Commission, said, “We look forward to our joint venture partnership with Barings BDC. The breadth of expertise across the Barings platform enables us to take advantage of opportunities across the liquid and private credit landscape.”
Steve Marino, Managing Director of the South Carolina Retirement Investment Commission, stated, “We are excited to partner with Barings BDC to generate strong risk-adjusted returns. The Barings platform and heightened focus on superior investor alignment have been a key differentiator in this process.”
Share Repurchase Plan
On February 25, 2019, the Company adopted a share repurchase plan, pursuant to Board approval, for the purpose of repurchasing shares of the Company's common stock in the open market (the "Share Repurchase Plan"). The Board authorized the Company to repurchase in 2019 up to a maximum of 5.0% of the amount of shares outstanding under the following targets:

•	a maximum of 2.5% of the amount of shares of the Company's common stock outstanding if shares trade below NAV per share but in excess of 90% of NAV per share; and

•	a maximum of 5.0% of the amount of shares of the Company's common stock outstanding if shares trade below 90% of NAV per share.
As of May 9, 2019, the Company had repurchased a total of 753,856 shares of its common stock in the open market under the Share Repurchase Plan, at an average price of $9.89 per share, including commissions paid.
Liquidity and Capitalization
As of March 31, 2019, the Company had cash of $3.1 million, short-term money market fund investments of $62.4 million, $580.0 million of borrowings outstanding under the $600.0 million credit agreement for Barings BDC Senior Funding I, LLC (the “BSF Credit Agreement”) and $40.0 million of borrowings outstanding under its $800.0 million senior secured revolving credit agreement. Following the closing of the $449.3 million term debt securitization on May 9, 2019, the Company repaid $344.5 million of outstanding borrowings under the BSF Credit Agreement and reduced total commitments under the BSF Credit Agreement to $300.0 million.
Commenting on the Company's liquidity and capitalization, Jonathan Bock, Chief Financial Officer, stated, "We have been active in 2019 to expand our balance sheet with our new corporate credit facility and term debt securitization. These funding sources have created a more diversified, cost-effective capital structure with an expanded maturity ladder, putting us in a stronger position to continue our middle-market portfolio expansion while managing through periods of market volatility."

Dividend Information
The Board has declared a quarterly cash dividend of $0.13 per share. This represents a $0.01 increase from the first quarter dividend of 2019 and a dividend yield of approximately 5%.
The Company’s second quarter dividend will be payable as follows:
Second Quarter 2019 Dividend:
Amount per share:         $0.13
Record date:             June 12, 2019
Payment date:         June 19, 2019
Dividend Reinvestment Plan
Barings BDC has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends and distributions on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend or distribution, stockholders who have not opted out of the DRIP will have their cash dividends or distributions automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash.
When the Company declares and pays dividends and distributions, it determines the allocation of the distribution between current income, accumulated income and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”). At each year end, the Company is required for tax purposes to determine the allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes. The tax status of the Company’s distributions can be found on the Investor Relations page of its website.
Recent Portfolio Activity
During the three months ended March 31, 2019, the Company purchased $0.7 million in syndicated senior secured loans, made new investments in six middle-market portfolio companies totaling $63.0 million, consisting of five first lien senior secured private debt investments and one second lien private debt investment, and made additional debt investments in two existing portfolio companies totaling $1.7 million. In addition, the Company invested $17.2 million, net, in money market fund investments during the three months ended March 31, 2019. The Company received $5.9 million of principal payments and sold $33.4 million of syndicated secured loans and senior secured private debt investments, recognizing a net realized loss on these sales of $0.4 million. In addition, the Company received $0.3 million in escrow distributions from two portfolio companies, which were recognized as realized gains.
Subsequent Events
From April 1, 2019 through May 8, 2019, Barings BDC made approximately $66.1 million of new middle market private debt and equity commitments, of which approximately $54.6 million closed and funded. The $54.6 million of middle market investments consist of all first lien senior secured debt and the weighted average yield of the closed originations was 8.1%. In addition, as of May 8, 2019, Barings North American Private Finance group had a probability weighted pipeline of approximately $440.3 million, in which Barings BDC may have the ability to participate. Not all deals may be suitable for Barings BDC and the Company's allocations will be determined in accordance with Barings Global Private Finance allocation policy.
Conference Call to Discuss First Quarter 2019 Results
Barings BDC has scheduled a conference call to discuss first quarter 2019 financial and operating results for Friday, May 10, 2019, at 9:00 a.m. ET.
To listen to the call, please dial 877-407-8831 or 201-493-6736 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until May 24, 2019. To access the replay, please dial 877-660-6853 or 201-612-7415 and enter conference ID 13689167.
Barings BDC's quarterly results conference call will also be available via a live webcast on the investor relations section of its website at https://ir.barings.com/ir-calendar. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until May 24, 2019.

Forward-Looking Statements
Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or Barings BDC’s future performance or financial condition. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations or beliefs, and which are subject to risks and uncertainties that may cause actual results to differ materially. Forward-looking statements include, but are not limited to, the ability of Barings LLC to manage Barings BDC and identify investment opportunities, are subject to change at any time based upon economic, market or other conditions, and may not be relied upon as investment advice or an indication of the fund’s trading intent. More information on these risks and other potential factors that could affect the Company’s financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or on the webcast/conference call, is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. In addition, there is no assurance that Barings BDC or any of its affiliates will purchase additional shares of Barings BDC at any specific discount levels or in any specific amounts. There is no assurance that the market price of Barings BDC’s shares, either absolutely or relative to net asset value, will increase as a result of any share repurchases, or that any repurchase plan will enhance stockholder value over the long term. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.
About Barings BDC
Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC seeks to invest primarily in senior secured loans to private U.S. middle market companies that operate across a wide range of industries. Barings BDC's investment activities are managed by its investment adviser, Barings LLC, a leading global asset manager based in Charlotte, NC with over $317 billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.
About Barings LLC
Barings is a $317+ billion* global financial services firm dedicated to meeting the evolving investment and capital needs of our clients and customers. Through active asset management and direct origination, we provide innovative solutions and access to differentiated opportunities across public and private capital markets. A subsidiary of MassMutual, Barings maintains a strong global presence with business and investment professionals located across North America, Europe and Asia Pacific. Learn more at www.barings.com.
*As of March 31, 2019
Media Contact:
Kelly Smith, Media Relations, Barings, (980) 417-5648, kelly.smith@barings.com
Investor Relations:
BDCinvestorrelations@barings.com, (888) 401-1088

Barings BDC, Inc.
Consolidated Balance Sheets

	March 31, 2019	December 31, 2018
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $1,153,635,479 and $1,128,694,715 as of March 31, 2019 and December 31, 2018, respectively)	$1,126,969,755	$1,076,631,804
Short-term investments (cost of $62,414,373 and $45,223,941 as of March 31, 2019 and December 31, 2018, respectively)	62,414,373	45,223,941
Total investments at fair value	1,189,384,128	1,121,855,745
Cash	3,056,609	12,426,982
Interest and fees receivable	5,247,730	6,008,700
Prepaid expenses and other assets	2,885,001	4,123,742
Deferred financing fees	6,472,994	251,908
Receivable from unsettled transactions	4,124,686	22,909,998
Total assets	$1,211,171,148	$1,167,577,075
Liabilities:
Accounts payable and accrued liabilities	$6,039,494	$5,327,249
Interest payable	334,161	749,525
Payable from unsettled transactions	636,179	28,533,014
Borrowings under credit facilities	620,000,000	570,000,000
Total liabilities	627,009,834	604,609,788
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 50,690,659 and 51,284,064 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively)	50,691	51,284
Additional paid-in capital	879,033,345	884,894,249
Total distributable earnings (loss)	(294,922,722)	(321,978,246)
Total net assets	584,161,314	562,967,287
Total liabilities and net assets	$1,211,171,148	$1,167,577,075
Net asset value per share	$11.52	$10.98

Barings BDC, Inc.
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended
	March 31, 2019	March 31, 2018
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$17,861,319	$19,006,050
Affiliate investments	—	2,660,187
Control investments	—	275,036
Short-term investments	172,695	—
Total interest income	18,034,014	21,941,273
Dividend income:
Non-Control / Non-Affiliate investments	—	185,712
Affiliate investments	—	4,550
Total dividend income	—	190,262
Fee and other income:
Non-Control / Non-Affiliate investments	301,057	1,293,717
Affiliate investments	—	394,273
Control investments	—	100,000
Total fee and other income	301,057	1,787,990
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	—	1,306,581
Affiliate investments	—	422,140
Total payment-in-kind interest income	—	1,728,721
Interest income from cash	4,687	427,841
Total investment income	18,339,758	26,076,087
Operating expenses:
Interest and other financing fees	5,844,172	7,590,548
Base management fee (Note 2)	2,450,995	—
Compensation expenses	118,444	4,092,852
General and administrative expenses (Note 2)	1,968,860	1,668,509
Total operating expenses	10,382,471	13,351,909
Net investment income	7,957,287	12,724,178
Realized and unrealized gains (losses) on investments and foreign currency borrowings:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	(129,775)	(11,939,484)
Affiliate investments	—	3,257,198
Control investments	—	4,000
Net realized losses on investments	(129,775)	(8,678,286)
Foreign currency borrowings	—	1,423,126
Net realized losses	(129,775)	(7,255,160)
Net unrealized appreciation (depreciation):
Non-Control / Non-Affiliate investments	25,397,188	9,932,384
Affiliate investments	—	1,455,331
Control investments	—	(1,370,875)
Net unrealized appreciation on investments	25,397,188	10,016,840
Foreign currency borrowings	—	(963,415)
Net unrealized appreciation	25,397,188	9,053,425
Net realized and unrealized appreciation on investments and foreign currency borrowings	25,267,413	1,798,265
Loss on extinguishment of debt	(44,395)	—
Provision for taxes	(17,992)	(50,790)
Net increase in net assets resulting from operations	$33,162,313	$14,471,653
Net investment income per share—basic and diluted	$0.16	$0.27
Net increase in net assets resulting from operations per share—basic and diluted	$0.65	$0.30
Dividends/distributions per share:
Total dividends/distributions per share	$0.12	$0.30
Weighted average shares outstanding—basic and diluted	51,157,646	47,898,859

BARINGS BDC, INC.
Unaudited Consolidated Statements of Cash Flows

	Three Months Ended	Three Months Ended
	March 31, 2019	March 31, 2018
Cash flows from operating activities:
Net increase in net assets resulting from operations	$33,162,313	$14,471,653
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(93,255,027)	(28,285,073)
Repayments received/sales of portfolio investments	58,368,472	81,440,184
Purchases of short-term investments	(174,926,000)	—
Sales of short-term investments	157,735,568	—
Loan origination and other fees received	987,006	205,499
Net realized loss on investments	129,775	8,678,286
Net realized gain on foreign currency borrowings	—	(1,423,126)
Net unrealized appreciation of investments	(25,397,188)	(9,934,939)
Net unrealized depreciation of foreign currency borrowings	—	963,415
Payment-in-kind interest accrued, net of payments received	—	1,425,537
Amortization of deferred financing fees	180,746	662,793
Loss on extinguishment of debt	44,395	—
Accretion of loan origination and other fees	(224,397)	(1,224,392)
Amortization/accretion of purchased loan premium/discount	(58,115)	(5,986)
Depreciation expense	—	13,707
Stock-based compensation	—	1,455,543
Changes in operating assets and liabilities:
Interest and fees receivables	760,970	849
Prepaid expenses and other assets	1,238,741	(640,155)
Accounts payable and accrued liabilities	712,245	(3,246,232)
Interest payable	(415,364)	(2,194,990)
Net cash provided by (used in) operating activities	(40,955,860)	62,362,573
Cash flows from financing activities:
Borrowings under credit facilities	85,000,000	—
Repayments of credit facilities	(35,000,000)	(30,609,489)
Financing fees paid	(6,446,227)	—
Purchases of shares in repurchase plan	(5,861,497)	—
Common stock withheld for payroll taxes upon vesting of restricted stock	—	(1,283,484)
Cash dividends/distributions paid	(6,106,789)	(14,407,384)
Net cash provided by (used in) financing activities	31,585,487	(46,300,357)
Net increase (decrease) in cash	(9,370,373)	16,062,216
Cash, beginning of period	12,426,982	191,849,697
Cash, end of period	$3,056,609	$207,911,913
Supplemental disclosure of cash flow information:
Cash paid for interest	$5,589,938	$8,748,005